Exhibit T3A.3

Display Certificates

CORPORATE ACCESS NUMBER: 2011831951

BUSINESS CORPORATIONS ACT

CERTIFICATE

OF

INCORPORATION

EMECO CANADA LIMITED

WAS INCORPORATED IN ALBERTA ON 2005/07/22.

http://cores.reg.gov.ab.ca/cores/cr_login.verify_password_submit	7/22/2005